UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

SPARTA COMMERCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-9483	30-0298178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Ave., 20th Floor, New York, NY 10018
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 239-2666

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Item 5.02 Department of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 18, 2006, we named Anthony W. Adler, age 67, Executive Vice President of Sparta Commercial Services, Inc. Mr. Adler also serves as the Company’s principal financial officer.

Mr. Adler joined the Company on August 15, 2006, and had served as a consultant to the Company from March 2004 to August 14, 2006. Mr. Adler has been Chief Financial Officer of American Motorcycle Leasing Corp. since 1995. From 1993 to 1994, Mr. Adler was Chief Executive Officer of Innotek, Inc., a developer and distributor of skin-care products. Mr. Adler holds an MBA from New York University and a BA from Columbia College.

In 2002, the Company entered in to a licensing agreement with American Motorcycle Leasing Corp. relating to the use of a proprietary operating system, with an entity controlled by the Company's President and Chief Executive Officer. During the years ended April 30, 2006 and 2005, the Company charged to operations $67,000 and $150,633, respectively, in connection with the licensing agreement.

In 2004, the Company entered into a purchase option agreement with American Motorcycle Leasing Corp. at a cost to the Company of $250,000. This agreement granted the Company the right, for a two year period, to purchase portions of a certain portfolio of equipment leases that American Motorcycle Leasing Corp. owns. The portfolio is secured by a first priority security interest in favor of Citibank, N.A. or its assigns. The cost of $250,000 has been charged to operations in fiscal 2005. As of April 30, 2005, payments against this obligation of $81,000 were made. The balance of $169,000 was paid during the year ended April 30, 2006.

During the year ended April 30, 2006, the Company purchased certain of its vehicles from American Motorcycle Leasing Corp. These purchases aggregated $105,748. At April 30, 2006, the Company had a payable to American Motorcycle Leasing Corp. in the amount of $20,224 related to such purchases.

Mr. Adler does not serve as a director of another reporting company. Mr. Adler is not associated with another officer or director of the Company by family relationships, and during the past five years has not been: involved in a bankruptcy petition or a pending criminal proceeding; convicted in a criminal proceeding excluding traffic and minor offenses; subject to any order, judgment, or decree, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTA COMMERCIAL SERVICES, INC.

Date: September 22, 2006	By:	/s/ Anthony L. Havens
Anthony L. Havens, President